Agilent Technologies

AMENDMENT #20 TO AUTHORIZED TECHNOLOGY PARTNER

PROGRAM AGREEMENT #ANT76

by and between

ELECTRO RENT CORPORATION

and AGILENT TECHNOLOGIES, INC.

The above referenced Program Agreement ("Agreement") executed by and between Agilent Technology, Inc. ("Agilent") and Electro Rent Corporation ("Electro Rent") as of the 1st day of December, 2009 is hereby amended as follows:

1. The term of this Agreement is hereby extended through May 31, 2014.

ALL OTHER TERMS AND CONDITIONS OF PROGRAM AGREEMENT #ANT76 REMAIN UNCHANGED AND ARE IN FULL FORCE AND EFFECT

Effective this __28th_ day of ___January___, 2014

ELECTRO RENT CORPORATION	AGILENT TECHNOLOGIES, INC.

/s/ Meryl Evans	/s/ Ginger Davis
Authorized Signature	Authorized Signature

Meryl Evans	Ginger Davis
Name	Name

VP	Contracts Specialist
Title	Title

6060 Sepulveda Blvd.	9780 S. Meridian Blvd.
Van Nuys, CA 91411	Englewood, CO 80112
Address	Address